Exhibit 99.1

Infinera Corporation Reports Third Quarter 2018 Financial Results

Sunnyvale, Calif., November 6, 2018 - Infinera Corporation, provider of Intelligent Transport Networks, today released financial results for its third quarter ended September 29, 2018.
GAAP revenue for the quarter was $200.4 million compared to $208.2 million in the second quarter of 2018 and $192.6 million in the third quarter of 2017.
GAAP gross margin for the quarter was 35.0% compared to 40.5% in the second quarter of 2018 and 35.2% in the third quarter of 2017. GAAP operating margin for the quarter was (12.6)% compared to (10.4)% in the second quarter of 2018 and (17.8)% in the third quarter of 2017.
GAAP net loss for the quarter was $(32.6) million, or $(0.21) per share, compared to a net loss of $(21.9) million, or $(0.14) per share, in the second quarter of 2018, and net loss of $(37.2) million, or $(0.25) per share, in the third quarter of 2017.
Non-GAAP gross margin for the quarter was 38.4% compared to 43.9% in the second quarter of 2018 and 39.1% in the third quarter of 2017. Non-GAAP operating margin for the quarter was (2.6)% compared to (0.7)% in the second quarter of 2018 and (7.8)% in the third quarter of 2017.
Non-GAAP net loss for the quarter was $(6.7) million, or $(0.04) per share, compared to a net loss of $(1.3) million, or $(0.01) per share, in the second quarter of 2018, and net loss of $(17.0) million, or $(0.11) per share, in the third quarter of 2017.
A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.
“In the third quarter we delivered financial results within our guidance ranges and now, with our acquisition of Coriant closed, are executing on our integration plan with intensity,” said Tom Fallon, Infinera CEO. “We remain committed to achieving substantial cost synergies, scaling our business by delivering compelling solutions to our extensive customer base of leading Tier-1s and ICPs, and driving vertical integration of our optical engine across our expanded end-to-end portfolio. While we have experienced a spending pause from certain customers as they evaluate the combined company, I believe this is temporary and that we will grow over the course of 2019. Newly armed with a breadth of significant customers and formidable scale, we are positioned to increasingly leverage our vertical integration advantage to drive profitability and a differentiated business model.”

Financial Outlook
Infinera's outlook for the quarter ending December 29, 2018 is as follows:

•	Revenue is expected to be $325 million +/- $10 million.

•	GAAP gross margin is expected to be 28% +/- 200 bps. Non-GAAP gross margin is expected to be 30% +/- 200 bps.

•	GAAP operating expenses are expected to be $160 million +/- $5 million. Non-GAAP operating expenses are expected to be $140 million +/- $5 million.

•	GAAP operating margin is expected to be approximately (21)%. Non-GAAP operating margin is expected to be approximately (13)%.

•	GAAP EPS is expected to be $(0.43) +/- $0.02. Non-GAAP EPS is expected to be $(0.28) +/- $0.02.
Infinera's Financial Outlook does not include the potential impact of any restructuring-related activities, purchase price allocation adjustments related to the Coriant acquisition, strategic investments and other significant transactions that may be completed or announced after November 6, 2018. Actual results may differ materially from Infinera's Financial Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Third Quarter 2018 Financial Commentary Available Online
A CFO Commentary reviewing Infinera's third quarter of 2018 financial results will be furnished to the SEC on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.
Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the third quarter of 2018 and its outlook for the fourth quarter of 2018 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and automate optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at www.infinera.com/blog.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s expectations regarding the execution of its integration plan; Infinera's ability to achieve substantial cost synergies, scale its business, and drive vertical integration of its optical engine across its expanded end-to-end portfolio; Infinera's ability to grow over the course of 2019 and to drive profitability; Infinera’s expectations regarding the potential impact of restructuring-related activities and purchase price allocation adjustments related to the Coriant acquisition; and Infinera's expectations regarding its financial outlook for the fourth quarter of 2018.
Forward-looking statements can also be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and "would” or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, the combined company's ability to promptly and effectively integrate the businesses; Infinera's ability to realize synergies in a timely manner; market acceptance of the combined company's end-to-end portfolio; the diversion of management time on issues related to the acquisition and integration; delays in the development and introduction of new products or updates to existing products and market acceptance of these products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; the effects of customer consolidation; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; Infinera's reliance on single and limited source suppliers; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; the effect of global macroeconomic conditions on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on June 30, 2018 as filed with the SEC on August 8, 2018, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude restructuring and related costs (credits), non-cash stock-based compensation expenses, amortization of debt discount on Infinera’s convertible senior notes, impairment charge and the gain on the sale related to non-marketable equity investments, amortization and impairment of acquired intangible assets, acquisition and integration costs related to Infinera's acquisitions of Coriant and Transmode AB, and certain purchase accounting adjustments related to Infinera's acquisition of Transmode AB, along with related tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.”
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the fourth quarter of 2018 that exclude non-cash stock-based compensation expenses, acquisition and integration costs related to Infinera's acquisition of Coriant, and amortization of acquired intangible assets and related tax effects. Please see the section titled, “GAAP to Non-GAAP Reconciliations of Financial Outlook” below on specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for gross margin, operating margin, net loss, or basic and diluted net loss per share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.
Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Revenue:
Product	$167,030	$159,579	$513,947	$449,992
Services	33,383	33,001	97,374	94,931
Total revenue	200,413	192,580	611,321	544,923
Cost of revenue:
Cost of product	117,152	111,803	335,674	311,437
Cost of services	13,075	12,951	38,945	36,772
Restructuring and related	7	—	50	—
Total cost of revenue	130,234	124,754	374,669	348,209
Gross profit	70,179	67,826	236,652	196,714
Operating expenses:
Research and development	50,658	56,616	165,497	169,076
Sales and marketing	26,073	27,824	86,286	86,662
General and administrative	18,415	17,634	54,616	53,556
Restructuring and related	191	—	1,708	—
Total operating expenses	95,337	102,074	308,107	309,294
Loss from operations	(25,158)	(34,248)	(71,455)	(112,580)
Other income (expense), net:
Interest income	292	857	1,818	2,470
Interest expense	(2,160)	(3,549)	(8,344)	(10,408)
Other gain (loss), net:	(5,449)	(80)	(3,514)	(462)
Total other income (expense), net	(7,317)	(2,772)	(10,040)	(8,400)
Loss before income taxes	(32,475)	(37,020)	(81,495)	(120,980)
Provision for (benefit from) income taxes	135	211	(667)	(459)
Net loss	(32,610)	(37,231)	(80,828)	(120,521)

Net loss per common share - basic and diluted:	$(0.21)	$(0.25)	$(0.53)	$(0.82)
Weighted average shares used in computing net loss
per common share - basic and diluted:	153,492	148,777	152,028	147,367

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 29, 2018		June 30, 2018		September 30, 2017		September 29, 2018		September 30, 2017
Reconciliation of Gross Profit:
U.S. GAAP as reported	$70,179	35.0%	$84,305	40.5%	$67,826	35.2%	$236,652	38.7%	$196,714	36.1%
Stock-based compensation(1)	1,968		2,039		2,063		5,001		5,965
Amortization of acquired intangible assets(2)	4,876		4,943		5,390		15,160		15,305
Acquisition and integration costs(3)	—		—		—		—		46
Restructuring and related(4)	7		26		—		50		—
Non-GAAP as adjusted	$77,030	38.4%	$91,313	43.9%	$75,279	39.1%	$256,863	42.0%	$218,030	40.0%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$95,337		$105,924		$102,074		$308,107		$309,294
Stock-based compensation(1)	9,399		10,005		10,104		29,393		29,458
Amortization of acquired intangible assets(2)	1,467		1,487		1,622		4,561		4,605
Acquisition and integration costs(3)	2,067		—		—		2,067		322
Restructuring and related(4)	191		1,680		—		1,708		—
Intangible asset impairment(5)	—		—		—		—		252
Non-GAAP as adjusted	$82,213		$92,752		$90,348		$270,378		$274,657

Reconciliation of Loss from Operations:
U.S. GAAP as reported	$(25,158)	(12.6)%	$(21,619)	(10.4)%	$(34,248)	(17.8)%	$(71,455)	(11.7)%	$(112,580)	(20.7)%
Stock-based compensation(1)	11,367		12,044		12,167		34,394		35,423
Amortization of acquired intangible assets(2)	6,343		6,430		7,012		19,721		19,910
Acquisition and integration costs(3)	2,067		—		—		2,067		368
Restructuring and related(4)	198		1,706		—		1,758		—
Intangible asset impairment(5)	—		—		—		—		252
Non-GAAP as adjusted	$(5,183)	(2.6)%	$(1,439)	(0.7)%	$(15,069)	(7.8)%	$(13,515)	(2.2)%	$(56,627)	(10.4)%

Reconciliation of Net Loss:
U.S. GAAP as reported	$(32,610)		$(21,938)		$(37,231)		$(80,828)		$(120,521)
Stock-based compensation(1)	11,367		12,044		12,167		34,394		35,423
Amortization of acquired intangible assets(2)	6,343		6,430		7,012		19,721		19,910
Acquisition and integration costs(3)	4,567		—		—		4,567		257
Restructuring and related(4)	198		1,706		—		1,758		—
Intangible asset impairment(5)	—		—		—		—		252
Amortization of debt discount(6)	1,578		1,892		2,643		6,249		7,734
Gain on non-marketable equity investment(7)	(1,050)		—		—		(1,050)		—
Impairment of non-marketable equity investment(7)	4,260		—		—		4,260		—
Income tax effects(8)	(1,395)		(1,415)		(1,543)		(4,339)		(4,467)
Non-GAAP as adjusted	$(6,742)		$(1,281)		$(16,952)		$(15,268)		$(61,412)

	Three Months Ended			Nine Months Ended
	September 29, 2018	June 30, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net Loss per Common Share - Basic and Diluted:
U.S. GAAP as reported	$(0.21)	$(0.14)	$(0.25)	$(0.53)	$(0.82)
Non-GAAP as adjusted	$(0.04)	$(0.01)	$(0.11)	$(0.10)	$(0.42)

Weighted Average Shares Used in Computing Net Loss per Common Share - Basic and Diluted:	153,492	152,259	148,777	152,028	147,367
____________________________

(1)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Nine Months Ended
	September 29, 2018	June 30, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Cost of revenue	$590	$624	$779	$1,092	$2,337
Research and development	4,077	4,192	4,040	12,593	12,004
Sales and marketing	2,744	3,046	3,025	8,688	9,024
General and administration	2,578	2,767	3,039	8,112	8,431
	9,989	10,629	10,883	30,485	31,796
Cost of revenue - amortization from balance sheet*	1,378	1,415	1,284	3,909	3,628
Total stock-based compensation expense	$11,367	$12,044	$12,167	$34,394	$35,424

 _____________________________

*	Stock-based compensation expense deferred to inventory in prior periods and recognized in the current period.

(2)
Amortization of acquired intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(3)
Acquisition and integration costs consist of legal, financial, employee-related costs and other professional fees incurred in connection with Infinera's recent acquisition of Coriant, which closed in October 2018, and the acquisition of Transmode AB, which closed during the third quarter of 2015. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(4)
Restructuring and related costs are related to Infinera's plan to restructure its worldwide operations, which was implemented during the fourth quarter of 2017. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.

(5)
Intangible asset impairment is associated with previously acquired intangibles, which Infinera has determined that the carrying value will not be recoverable. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that these expenses are not indicative of ongoing operating performance.

(6)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on the $402.5 million in aggregate principal amount of its 2.125% convertible debt issuance in September 2018 due September 2024, and the $150 million in aggregate principal amount of its 1.75% convertible debt issuance in May 2013 due June 2018, over the term of the respective notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(7)
Management has excluded the impairment charge and the gain on the sale related to non-marketable equity investments in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that these expenses are not indicative of ongoing operating performance.

(8)	The difference between the GAAP and non-GAAP tax is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	September 29, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$416,406	$116,345
Short-term investments	30,480	147,596
Accounts receivable, net of allowance for doubtful accounts of $866 in 2018 and $892 in 2017	153,901	126,152
Inventory	211,945	214,704
Prepaid expenses and other current assets	43,756	43,140
Total current assets	856,488	647,937
Property, plant and equipment, net	131,923	135,942
Intangible assets	66,144	92,188
Goodwill	180,986	195,615
Long-term investments	850	36,129
Other non-current assets	11,007	9,859
Total assets	$1,247,398	$1,117,670
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,249	$58,124
Accrued expenses	43,324	39,782
Accrued compensation and related benefits	35,738	45,751
Short-term debt	—	144,928
Accrued warranty	13,475	13,670
Deferred revenue	42,724	72,421
Total current liabilities	218,510	374,676
Long-term debt	262,580	—
Accrued warranty, non-current	17,007	17,239
Deferred revenue, non-current	15,790	22,502
Deferred tax liability	14,977	21,609
Other long-term liabilities	14,217	16,279
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of September 29, 2018 and December 30, 2017
Issued and outstanding shares - 153,988 as of September 29, 2018 and 149,471 as of December 30, 2017	154	149
Additional paid-in capital	1,547,451	1,417,043
Accumulated other comprehensive income (loss)	(19,785)	6,254
Accumulated deficit	(823,503)	(758,081)
Total stockholders’ equity	704,317	665,365
Total liabilities and stockholders’ equity	$1,247,398	$1,117,670

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 29, 2018	September 30, 2017
Cash Flows from Operating Activities:
Net loss	$(80,828)	$(120,521)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	50,339	49,391
Non-cash restructuring and related credits	(81)	—
Amortization of debt discount and issuance costs	6,752	8,399
Realized gain on sale of non-marketable equity investment	(1,050)	—
Impairment on non-marketable equity investment	4,260	—
Stock-based compensation expense	34,394	35,424
Other loss	214	622
Changes in assets and liabilities:
Accounts receivable	(27,728)	15,078
Inventory	(926)	(9,601)
Prepaid expenses and other assets	294	(15,366)
Accounts payable	26,254	25,840
Accrued liabilities and other expenses	(30,754)	(18,757)
Deferred revenue	(8,669)	8,575
Net cash used in operating activities	(27,529)	(20,916)
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(2,986)	(122,249)
Proceeds from sales of available-for-sale investments	53,039	10,531
Proceeds from maturities of investments	98,112	111,970
Proceeds from sale of non-marketable equity investment	1,050	—
Purchase of property and equipment	(27,027)	(50,247)
Net cash provided by (used in) investing activities	122,188	(49,995)
Cash Flows from Financing Activities:
Proceeds from issuance of debt, net	391,431	—
Purchase of capped call transactions	(48,880)	—
Repayment of debt	(150,000)	—
Acquisition of noncontrolling interest	—	(471)
Proceeds from issuance of common stock	17,693	17,991
Minimum tax withholding paid on behalf of employees for net share settlement	(1,093)	(963)
Net cash provided by financing activities	209,151	16,557
Effect of exchange rate changes on cash and restricted cash	(3,054)	3,855
Net change in cash, cash equivalents and restricted cash	300,756	(50,499)
Cash, cash equivalents and restricted cash at beginning of period	121,486	177,580
Cash, cash equivalents and restricted cash at end of period(1)	$422,242	$127,081
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$3,320	$4,159
Cash paid for interest	$1,332	$1,317
Supplemental schedule of non-cash investing and financing activities:
Transfer of inventory to fixed assets	$1,165	$3,110

(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:

	September 29, 2018	September 30, 2017

	(In thousands)
Cash and cash equivalents	$416,406	$122,042
Short-term restricted cash	402	740
Long-term restricted cash	5,434	4,299
Total cash, cash equivalents and restricted cash	$422,242	$127,081

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18
GAAP Revenue ($ Mil)	$181.0	$175.5	$176.8	$192.6	$195.8	$202.7	$208.2	$200.4
GAAP Gross Margin %	38.1%	36.5%	36.7%	35.2%	24.1%	40.5%	40.5%	35.0%
Non-GAAP Gross Margin %(1)	41.8%	40.3%	40.7%	39.1%	37.5%	43.7%	43.9%	38.4%
Revenue Composition:
Domestic %	53%	57%	63%	59%	53%	64%	58%	49%
International %	47%	43%	37%	41%	47%	36%	42%	51%
Customers >10% of Revenue	2	1	3	2	1	2	2	2
Cash Related Information:
Cash from Operations ($ Mil)	($5.0)	$3.0	($3.0)	($20.9)	($1.0)	($14.1)	$7.0	($20.4)
Capital Expenditures ($ Mil)	$10.4	$14.7	$24.5	$11.0	$7.8	$8.0	$13.5	$5.5
Depreciation & Amortization ($ Mil)	$15.7	$16.0	$16.6	$16.8	$16.6	$17.0	$16.3	$17.1
DSOs	81	64	64	65	59	73	65	70
Inventory Metrics:
Raw Materials ($ Mil)	$33.2	$34.8	$36.7	$35.8	$27.4	$30.3	$30.5	$33.6
Work in Process ($ Mil)	$74.5	$81.1	$91.6	$84.3	$59.6	$66.5	$61.6	$56.4
Finished Goods ($ Mil)	$125.3	$118.0	$117.7	$122.7	$127.7	$119.1	$127.2	$121.9
Total Inventory ($ Mil)	$233.0	$233.9	$246.0	$242.8	$214.7	$215.9	$219.3	$211.9
Inventory Turns(2)	1.8	1.8	1.7	1.9	2.3	2.1	2.1	2.3
Worldwide Headcount	2,240	2,245	2,272	2,296	2,145	2,084	2,070	2,079
Weighted Average Shares Outstanding (in thousands):
Basic	144,770	145,786	147,538	148,777	149,412	150,333	152,259	153,492
Diluted	145,497	147,017	148,662	149,714	150,098	151,633	154,777	154,228

(1)
Non-GAAP adjustments include restructuring and related costs, non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisition of Transmode and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages and per share data)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q4'18
Outlook
Reconciliation of Gross Margin:
U.S. GAAP	28%
Stock-based compensation	1%
Amortization of acquired intangible assets	1%
Non-GAAP	30%

Reconciliation of Operating Expenses:
U.S. GAAP	$160
Stock-based compensation	(9)
Acquisition and integration costs	(2)
Amortization of acquired intangible assets	(9)
Non-GAAP	$140

Reconciliation of Operating Margin:
U.S. GAAP	(21)%
Stock-based compensation	3%
Acquisition and integration costs	2%
Amortization of acquired intangible assets	3%
Non-GAAP	(13)%

Reconciliation of Net Loss per Common Share:
U.S. GAAP	$(0.43)
Stock-based compensation	0.06
Acquisition and integration costs	0.04
Amortization of acquired intangible assets	0.05
Non-GAAP	$(0.28)